050105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Organization Limited-Liability Company

(PURSUANT TO NRS CHAPTER 86)

Filed in the office of Barbara K. Cegavske, Secretary of State, State of Nevada

Document Number	20150506728-46
Filing Date and Time	11/19/2015 5:06 PM
Entity Number	E0545702015-3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)

CONTINENTAL FUNDING LLC

☐ Check box if a Series Limited-Liability Company
☐ Check box if a Restricted Limited-Liability Company

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ______ Name

☐ Noncommercial Registered Agent (name and address below) **OR** ☒ Office or Position with Entity (name and address below)

HAJIME KAKUUCHI
Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address	City		Zip Code
1810 E. SAHARA AVE. #123	LAS VEGAS	Nevada	89104-3735

Mailing Address (if different from street address)	City		Zip Code
1810 E. SAHARA AVE. #123	LAS VEGAS	Nevada	89104-3735

3. Dissolution Date: (optional)

Latest date upon which the company is to dissolve (if existence is not perpetual):

4. Management: (required)

Company shall be managed by: ☒ Manager(s) **OR** ☐ Member(s) (check only one box)

5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)

1) CONTINENTAL CAPITAL LLC
Name

Street Address	City	State	Zip Code
1810 E. SAHARA AVE. #123	LAS VEGAS	NV	89104-3735

2) ______
Name

Street Address	City	State	Zip Code

3) ______
Name

Street Address	City	State	Zip Code

6. Effective Date and Time: (optional)

Effective Date: ______ Effective Time: ______

7. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

TROWBRIDGE TAYLOR SIDOTI
Name

X TROWBRIDGE TAYLOR SIDOTI
Organizer Signature

Address	City	State	Zip Code
38730 SKY CANYON RD. SUITE A	MURRIETA	CA	92592

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X HAJIME KAKUUCHI
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

11/19/2015
Date

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

LIMITED LIABILITY COMPANY CHARTER

I, BARBARA K. CEGAVSKE, the Nevada Secretary of State, do hereby certify that **CONTINENTAL FUNDING LLC** did on November 19, 2015, file in this office the Articles of Organization for a Limited Liability Company, that said Articles of Organization are now on file and of record in the office of the Nevada Secretary of State, and further, that said Articles contain all the provisions required by the laws governing Limited Liability Companies in the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on November 19, 2015.

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20151119-2143
You may verify this certificate
online at **http://www.nvsos.gov/**

INITIAL/ANNUAL LIST OF MANAGERS OR MANAGING MEMBERS AND STATE BUSINESS LICENSE APPLICATION OF:

CONTINENTAL FUNDING LLC

NAME OF LIMITED-LIABILITY COMPANY

ENTITY NUMBER: E0545702015-3

100403

FOR THE FILING PERIOD OF NOV, 2015 TO NOV, 2016

USE BLACK INK ONLY - DO NOT HIGHLIGHT

****YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov****

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

Filed in the office of Barbara K. Cegavske, Secretary of State, State of Nevada

Document Number: 20150506729-57

Filing Date and Time: 11/19/2015 5:06 PM

Entity Number: E0545702015-3

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all manager or managing members. **A Manager, or if none, a Managing Member** of the LLC must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional managers or managing members, attach a list of them to this form.
3. Return completed form with the fee of $150.00. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. **A copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

ANNUAL LIST FILING FEE: $150.00 LATE PENALTY: $75.00 (if filing late)

BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00 (if filing late)

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ☐

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

NRS 76.020 Exemption Codes
- 001 - Governmental Entity
- 005 - Motion Picture Company
- 006 - NRS 680B.020 Insurance Co.

NAME		MANAGER OR MANAGING MEMBER	
CONTINENTAL CAPITAL LLC			
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
1810 E. SAHARA AVE. #123 , USA	LAS VEGAS	NV	89104-3735
NAME		MANAGER OR MANAGING MEMBER	
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
NAME		MANAGER OR MANAGING MEMBER	
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
NAME		MANAGER OR MANAGING MEMBER	
ADDRESS	**CITY**	**STATE**	**ZIP CODE**

None of the managers or managing members identified in the list of managers and managing members has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of a manager or managing member in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X DAVE UTLEY

Signature of Manager, Managing Member or Other Authorized Signature

Title: ATTORNEY IN FACT

Date: 11/19/2015 5:06:25 PM

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

CONTINENTAL FUNDING LLC

Nevada Business Identification # NV20151691740

Expiration Date: November 30, 2016

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on November 19, 2015

BARBARA K. CEGAVSKE
Secretary of State

You may verify this license at www.nvsos.gov under the Nevada Business Search.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law cannot be waived.

092603

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Amendment to Articles of Organization

(PURSUANT TO NRS 86.216)

Filed in the office of	Document Number
Barbara K. Cegavske	20170078578-75
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 02/21/2017 6:12 AM
	Entity Number E0545702015-3

USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Organization For a Nevada Limited-Liability Company Before Issuance of Members Interest (Pursuant to NRS 86.216)

1. Name of limited-liability company:

Continental Funding, LLC

2. The articles have been amended as follows: (provide article numbers, if available)*

1. Name of Limited Liabilty Compnay: 111 Crowdfunding LLC

3. The effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

4. As of the date of this certificate, no member's interest in the limited-liability company has been issued.

5. Signatures represent at least 2/3 of the (check one)**: [X] Organizers [ ] Managers

X [signature] X
Signature Signature

* 1) If amending company name, it must contain the words "Limited-Liability Company," "Limited Company," or "Limited" or the abbreviations "Ltd.," "L.L.C.," or "L.C.," "LLC" or "LC." The word "Company" may be abbreviated as "Co."
2) If adding managers, provide names and addresses.

** If more than two signatures, attach a plain 8 1/2" x 11" sheet with the additional signatures.

FILING FEE: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

III CROWDFUNDING LLC

Nevada Business Identification # NV20151691740

Expiration Date: November 30, 2017

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on February 23, 2017

BARBARA K. CEGAVSKE
Secretary of State

You may verify this license at www.nvsos.gov under the Nevada Business Search.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law cannot be waived.